UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: March 15, 2015

Omagine, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-17264	20-2876380
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Fifth Avenue, 48th Floor, New York, N.Y.	10118
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 563-4141

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of Registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act;

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act;

[ ] Pre-commencement communication pursuant to rule 14d-2(b) under the Exchange Act;

[ ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement

Omagine LLC is a limited liability company organized by Omagine, Inc. (the “Company”) under the laws of the Sultanate of Oman (“Oman”) to design, develop, own and operate a tourism and real-estate development project in Oman named the Omagine Project. Omagine LLC is presently owned 60% by the Company.

On October 2, 2014, Omagine LLC and the Government of Oman signed a Development Agreement (“DA”) which agreement governs the development in Oman by Omagine LLC of the Omagine Project.

On March 15, 2015, our legal counsel received a telephone call from a senior official at the Ministry of Tourism in Oman wherein such MOT official advised us that the Ratification process of the DA was now completed.

The MOT official confirmed to our counsel that the DA was duly signed and authorised by the Ministry of Finance of the Government of Oman in accordance with Royal Decree 48/76. The MOT official stated that the ratified DA was in his possession and that he would advise us further in the next few days regarding the process to be followed for the signing and registration of the associated document – the Usufruct Agreement (“UA”).

We have absolutely no reason to believe that this is not the case, but since we have not yet physically seen the ratified DA, we cannot yet confirm without qualification that the DA has been duly and legally ratified as per the requirements of Oman Law.

Item 8.01 – Other Events

The Omagine Project will be developed on one million square meters (equal to approximately 245 acres) of beachfront land (the “Project Land”) facing the Gulf of Oman just west of the capital city of Muscat. The Project Land was provided to Omagine LLC by the Office of Royal Court Affairs (“RCA”) as part of RCA’s agreement to become a shareholder of Omagine LLC.

The Company has recently had the Project Land valued by internationally recognized land valuation experts in accordance with the requirements for such land valuations as promulgated by the Royal Institute of Chartered Surveyors of London, England (“RICS”). The Company has had such RICS valuation in its possession since February 2015 and management has determined that disclosure of such RICS Valuation should not occur until after the Usufruct Agreement has been signed and registered with the Ministry of Housing of Oman.

For a more complete description of the Omagine Project, Omagine LLC, the Development Agreement, the Usufruct Agreement and the Shareholder Agreement, please see the Registrant’s registration statement on Form S-1 (Commission File 333-183852) filed with the United States Securities and Exchange Commission on February 11, 2015.

Forward Looking Statements

Certain statements made in this report on Form 8-K are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from the future results implied by such forward-looking statements.

Although the Company believes that the expectations reflected in such forward-looking statements – including management’s present expectation and belief that the Development Agreement has been ratified and the Usufruct Agreement will be signed by Omagine LLC and the Government - are based on reasonable assumptions, the Company's actual results could differ materially from those set forth or implied in such forward-looking statements.

Item 9.01 Financial Statements and Exhibits

(a) Not applicable

(b) Not applicable

(c) Not applicable

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Omagine, Inc.
(Registrant)

Dated: March 17, 2015	By:	/s/ Frank J. Drohan,
Frank J. Drohan, Chairman of the Board,
President and Chief Executive Officer